UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 28, 2014
(February 25, 2014)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As has been previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., leases interests in Units 1 and 2 of the Palo Verde Nuclear Generating Station (“PVNGS”) under arrangements entered into in 1985 and 1986 that are accounted for as operating leases. There are currently eight separate lease agreements with eight different trusts whose beneficial owners are four different institutional investors.

Current Development. On February 25, 2014, PNM entered into a letter agreement (the “CGI Letter Agreement”) with CGI Capital, Inc. (“CGI”), the lessor under one (the “CGI Unit 2 Lease”) of the three Unit 2 leases for which notices were given on January 13, 2014 that PNM would exercise its fair market value purchase option. The CGI Letter Agreement specifies the fair market value of the 31.2494 megawatts (“MW”) of generating capacity subject to the CGI Unit 2 Lease as of the end of the original lease term, January 15, 2016. Such agreed fair market value is $78,123,500, or $2,500 per kilowatt.

Background. The four leases relating to Unit 1 have been previously extended so that they will expire on January 15, 2023. The original lease terms for the four leases which relate to interests in PVNGS Unit 2 (the “Unit 2 Leases”) extend to January 15, 2016. Under the terms of each of the Unit 2 Leases, PNM has the option to renew the lease at a fixed rate set forth in the Unit 2 Lease for two years beyond the termination of the original lease term. The option period on one of the Unit 2 Leases may be further extended for up to an additional six years (the “Maximum Option Period”) if the appraised remaining useful life and fair value of the leased assets are greater than parameters set forth in that lease. If PNM elects to extend any of the Unit 2 Leases, it will have the option to purchase the leased assets at fair market value at the end of the extended lease term, but does not have a fixed price purchase option.

Each Unit 2 Lease provides that no later than three years prior to the expiration of the Unit 2 Lease, PNM must give notice to the lessor if it wishes to “retain” the leased assets (but without specifying whether it would purchase the leased assets or extend the lease) or “return” the leased assets to the lessor. Furthermore, each Unit 2 Lease provides that, if PNM gives notice to “retain” the leased assets, PNM must give notice as to which of the purchase or renewal options it will exercise no later than two years prior to the expiration of the Unit 2 Lease. The elections PNM makes under each of the Unit 2 Leases are irrevocable and are independent of the elections made under the other Unit 2 Leases.

On January 9, 2013, in accordance with the notice provisions, PNM notified each of the lessors of the Unit 2 Leases that PNM will “retain” the assets leased under that Unit 2 Lease upon the expiration of the basic lease term on January 15, 2016. PNM was required to specify by notice to each of the lessors by January 15, 2014, which of the alternatives it would select, that is, whether on January 15, 2016 it would extend each Unit 2 Lease or purchase the leased assets. On December 30, 2013, PNM notified the lessor of the Unit 2 Lease that is subject to the Maximum Option Period provision that PNM will exercise the renewal option for the Maximum Option Period.

On January 13, 2014, PNM provided notices to each of the lessors under the three Unit 2 Leases that are not subject to the Maximum Option Period provision, including the CGI Unit 2 Lease discussed under Current Development above, that PNM will exercise the fair market value purchase option under the terms of each of those leases. The total generating capacity held under those leases is approximately 64 MW. Following those notices, the fair market value of the leased assets under each of the Unit 2 Leases is to be determined by negotiation between the parties, or, if the parties are unable to agree on the fair market value, then the fair market value will be determined under the appraisal procedure specified in each of the Unit 2 Leases.

Exhibit. A copy of the CGI Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number        Description

10.1	Letter Agreement dated February 25, 2014, between Public Service Company of New Mexico and CGI Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: February 28, 2014	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)